Rule 424b3


File 333169829
AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
One 1 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR ORDINARY SHARES, OF
CHEMRING GROUP PLC
INCORPORATED UNDER
THE LAWS OF UNITED
KINGDOM
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby
certifies i that there have been
deposited with the Depositary or
its agent, nominee, custodian,
clearing agency or correspondent,
the securities described above
Shares or evidence of the right to
receive such Shares, ii that at the
date hereof each American
Depositary Share evidenced by
this Receipt represents the amount
of Shares shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein
expressly provided, is entitled
upon surrender at the Corporate
Trust Office of the Depositary,
New York, New York of this
Receipt duly endorsed for transfer
and upon payment of the charges
as provided on the reverse of this
Receipt and in compliance with
applicable laws or governmental
regulations, at Owners option 1 to
delivery at the office of the agent,
nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified
by Owner, of the amount of
Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have such
Deposited Securities forwarded at
his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including such
evidence of the right to receive
the same, and any and all other
securities, cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein.  The word
Owner wherever used in this
Receipt shall mean the name in
which this Receipt is registered
upon the books of the Depositary
from time to time.  The
Depositarys Corporate Trust
Office is located at a different
address than its principal
executive office. Its Corporate
Trust Office is located at 101
Barclay Street, New York, New
York 10286, and its principal
executive office is located at One
Wall Street, New York, New York
10286.
             1.
                    RECEIPT
S.
       This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively,
the Receipts, all evidencing rights
of like tenor with respect to the
Deposited Securities, and all
issued or to be issued upon the
terms and subject to the
conditions herein provided, which
shall govern the continuing
arrangement by the Depositary
with respect to initial deposits as
well as the rights of holders and
Owners of Receipts subsequent to
such deposits.
       The issuer of the Receipts
is deemed to be the legal entity
resulting from the agreement
herein provided for.
       The issuance of Receipts
against deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be withheld,
if such action is deemed
necessary or advisable by the
Depositary at any time and from
time to time because of any
requirements of any government
or governmental body or
commission or for any other
reason.  The Depositary assumes
no liability with respect to the
validity or worth of the Deposited
Securities.
             2.
                    TRANSFE
R OF RECEIPTS.
       Until the surrender of this
Receipt in accordance with the
terms hereof, the Depositary will
maintain an office in the Borough
of Manhattan, The City of New
York, for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may, during regular business
hours, inspect the transfer books
maintained by the Depositary that
list the Owners of the Receipts.
 The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in
person or by duly authorized
attorney, upon surrender of this
Receipt properly endorsed for
transfer or accompanied by
proper instruments of transfer and
funds sufficient to pay any
applicable transfer taxes, and the
fees and expenses of the
Depositary and upon compliance
with such regulations, if any, as
the Depositary may establish for
such purpose.  This Receipt may
be split into other such Receipts,
or may be combined with other
such Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered.  Upon such split or
combination not involving a
transfer, a charge will be made as
provided herein.  The Depositary
may close the transfer books at
any time or from time to time
when deemed expedient by it in
connection with the performance
of its duties hereunder.
             3.
                    PROOF
OF CITIZENSHIP OR
RESIDENCE.
       The Depositary may
require any holder or Owner of
Receipts, or any person presenting
securities for deposit against the
issuance of Receipts, from time to
time, to file such proof of
citizenship or residence and to
furnish such other information, by
affidavit or otherwise, and to
execute such certificates and other
instruments as may be necessary
or proper to comply with any laws
or regulations relating to the
issuance or transfer of Receipts,
the receipt or distribution of
dividends or other property, or the
taxation thereof or of receipts or
deposited securities, and the
Depositary may withhold the
issuance or registration of transfer
of any Receipt or payment of
such dividends or delivery of
such property from any holder,
Owner or other person, as the case
may be, who shall fail to file such
proofs, certificates or other
instruments.
             4.
                    TRANSFE
RABILITY;
RECORDOWNERSHIP.
       It is a condition of this
Receipt and every successive
holder and Owner of this Receipt
by accepting or holding the same
consents and agrees, that title to
this Receipt, when properly
endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument; provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat
the person in whose name this
Receipt is registered on the books
of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
             5.
                    TAX
LIABILITY.
       The Depositary shall not
be liable for any taxes or
governmental or other
assessments or charges that may
become payable in respect of the
Deposited Securities, but a ratable
part of any and all of the same,
whether such tax, assessment or
charge becomes payable by
reason of any present or future
law, statute, charter provision,
bylaw, regulation or otherwise,
shall be payable by the Owner
hereof to the Depositary at any
time on request.  Upon the failure
of the holder or Owner of this
Receipt to pay any such amount,
the Depositary may sell for
account of such Owner an amount
of the Deposited Securities equal
to all or any part of the amount
represented by this Receipt, and
may apply the proceeds in
payment of such obligations, the
Owner hereof remaining liable for
any deficiency.
             6.
                    REPRESE
NTATIONS AND
WARRANTIES.
       Every person presenting
Shares for deposit shall be
deemed thereby to represent and
warrant that such Shares and each
certificate, if any, therefor are
validly issued, fully paid and
nonassessable, that such Shares
were not issued in violation of
any preemptive or similar rights of
the holders of any securities and
that the person making such
deposit is duly authorized so to
do.  Every such person shall also
be deemed to represent that the
deposit of such securities and the
sale of American Depositary
Shares representing such Shares
by that person in the United States
are not restricted under the
Securities Act of 1933, as
amended the Securities Act of
1933.  Such representations and
warranties shall survive the
deposit of such securities and
issuance of Receipts.
       This Receipt is issued
subject, and all rights of the
holder or Owner hereof are
expressly subject, to the terms and
conditions set forth on both sides
of this Receipt, all of which form
a part of the agreement evidenced
in this Receipt and to all of which
the holder or Owner hereof by
accepting this Receipt consents.
             7.
                    REPORTS
OF ISSUER OF DEPOSITED
SECURITIES; VOTING
RIGHTS.
       As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary
believed, based on limited
investigation, that the issuer of the
Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required
by foreign law or otherwise or ii
published information in English
on its Internet website at
httpwww.chemring.co.uk or
another electronic information
delivery system generally
available to the public in its
primary trading market, in either
case in compliance with Rule
12g32b under the Securities and
Exchange Act of 1934 as in effect
and applicable to that issuer at that
time.  However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action
if that issuer is not complying with
those requirements.
       The Depositary shall be
under no obligation to give notice
to the holder or Owner of this
Receipt of any meeting of
shareholders or of any report of
or communication from the issuer
of the Deposited Securities, or of
any other matter concerning the
affairs of such issuer, except as
herein expressly provided.  The
Depositary undertakes to make
available for inspection by
holders and Owners of the
Receipts at its Corporate Trust
Office, any reports and
communication received from the
issuer of the Deposited Securities
that are both i received by the
Depositary as the holder of the
Deposited Securities and ii made
generally available to the holders
of the Deposited Securities by the
issuer thereof.  Such reports and
communications will be available
in the language in which they
were received by the Depositary
from the issuer of the Deposited
Securities, except to the extent, if
any, that the Depositary in its sole
discretion elects to both i translate
into English any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and Owners
of the Receipts.  The Depositary
has no obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
       The Depositary may, in its
discretion, exercise, in any
manner, or not exercise, any and
all voting rights that may exist in
respect of the Deposited
Securities.  The Depositary may,
but assumes no obligation to,
notify Owners of an upcoming
meeting of holders of Deposited
Securities or solicit instructions
from Owners as to the exercise of
any voting rights with respect to
the Deposited Securities. Upon the
written request of the Owner of
this Receipt and payment to it of
any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount
of the Deposited Securities
represented by the American
Depositary Shares evidenced by
this Receipt in accordance with
that request.
             8.
                    DISTRIB
UTIONS.
       Until the surrender of this
Receipt, the Depositary a shall
distribute or otherwise make
available to the Owner hereof, at a
time and in such manner as it shall
determine, any distributions of
cash, Shares or other securities or
property other than subscription
or other rights and b may
distribute or otherwise make
available to the Owner hereof, at a
time and in such manner as it shall
determine, any distributions of
subscription or other rights, in
each case received with respect to
the amount of Deposited
Securities represented hereby,
after deduction, or upon payment
of the fees and expenses of the
Depositary described in Article 13
below, and the withholding of any
taxes in respect thereof; provided,
however, that the Depositary shall
not make any distribution for
which it has not received
satisfactory assurances, which
may be an opinion of United
States counsel, that the
distribution is registered under, or
is exempt from or not subject to
the registration requirements of,
the Securities Act of 1933 or any
other applicable law.  If the
Depositary is not obligated, under
the preceding sentence, to
distribute or make available a
distribution under the preceding
sentence, the Depositary may sell
such Shares, other securities,
subscription or other rights,
securities or other property, and
the Depositary shall distribute the
net proceeds of a sale of that kind
to the Owners entitled to them,
after deduction or upon payment
of the fees and expenses of the
Depositary described in Article 13
below and the withholding of any
taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional
securities, the Depositary may, in
its discretion, sell the amount of
securities or property equal to the
aggregate of those fractions.  In
the case of subscription or other
rights, the Depositary may, in its
discretion, issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the
disposition to be made of such
subscription or other rights.  If the
Depositary does not distribute or
make available to Owners or sell
distributed subscription or other
rights, the Depositary shall allow
those rights to lapse.  Sales of
subscription or other rights,
securities or other property by the
Depositary shall be made at such
time and in such manner as the
Depositary may deem advisable.
       If the Depositary shall
find in its opinion that any cash
distribution is not convertible in
its entirety or with respect to the
Owners of a portion of the
Receipts, on a reasonable basis
into U.S. Dollars available to it in
the City of New York, or if any
required approval or license of
any government or agency for
such conversion is denied or is
not obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars to
the extent possible, at such time
and rates of conversion as the
Depositary shall deem
appropriate, to the Owners entitled
thereto and shall with respect to
any such currency not converted
or convertible either i distribute
such foreign currency to the
holders entitled thereto or ii hold
such currency for the respective
accounts of such Owners
uninvested and without liability
for interest thereon, in which case
the Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
             9.
                    RECORD
DATES ESTABLISHED BY
DEPOSITARY.
       Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall
be made, or whenever rights shall
be offered, with respect to
Deposited Securities, or whenever
the Depositary shall receive notice
of any meeting of Owners of
Deposited Securities, or whenever
it is necessary or desirable to
determine the Owners of Receipts,
the Depositary will fix a record
date for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the
record date was set.
             10.
                    CHANGE
S AFFECTING DEPOSITED
SECURITIES.
       Upon i any change in
nominal value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which it
is a party, or iii the redemption by
the issuer of the Deposited
Securities at any time of any or all
of such Deposited Securities
provided the same are subject to
redemption, then and in any such
case the Depositary shall have the
right to exchange or surrender
such Deposited Securities and
accept and hold hereunder in lieu
thereof  other shares, securities,
cash or property to be issued or
delivered in lieu of or in exchange
for, or distributed or paid with
respect to, such Deposited
Securities.  Upon any such
exchange or surrender, the
Depositary shall have the right, in
its discretion, to call for surrender
of this Receipt in exchange upon
payment of fees and expenses of
the Depositary for one or more
new Receipts of the same form
and tenor as this Receipt, but
describing the substituted
Deposited Securities.  In any such
case the Depositary shall have the
right to fix a date after which this
Receipt shall only entitle the
Owner to receive such new
Receipt or Receipts.  The
Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of
Receipts, provided that in the case
of any redemption of less than all
of the Deposited Securities, the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be redeemed
and shall mail notice of
redemption only to the Owners of
Receipts evidencing those
American Depositary Shares.  The
sole right of the Owners of
Receipts evidencing American
Depositary Shares designated for
redemption after the mailing of
such notice of redemption shall be
to receive the cash, rights and
other property applicable to the
same, upon surrender to the
Depositary and upon payment of
its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
             11.
                    LIABILIT
Y OF DEPOSITARY.
       The Depositary shall not
incur any liability to any holder or
Owner of this Receipt i if by
reason of any provisions of any
present or future law of the
United States of America, any
state thereof, or of any other
country, or of any governmental
or regulatory authority, or by
reason of any provision, present
or future, of the charter or articles
of association or similar governing
document of the issuer or of the
Deposited Securities, the
Depositary shall be prevented,
delayed or forbidden from or
subjected to any civil or criminal
penalty or extraordinary expenses
on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed, ii by
reason of any nonperformance or
delay, caused as specified in
clause i above, in the performance
of any act or thing which by the
terms of this Receipt it is provided
shall or may be done or
performed, iii by reason of any
exercise of, or failure to exercise,
any discretion provided for
herein, iv for the inability of any
Owner or holder to benefit from
any distribution, offering, right or
other benefit which is made
available to holders of Deposited
Securities but is not made
available to Owners or holders, v
for any special, consequential or
punitive damages for any breach
of the terms of this Receipt or vi
arising out of any act of God,
terrorism or war or any other
circumstances beyond its control.
       The Depositary shall not
be responsible for any failure to
carry out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that
is cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
       The Depositary does not
assume any obligation and shall
not be subject to any liability to
holders or Owners hereunder
other than agreeing to act without
negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be
under no obligation to appear in,
prosecute or defend, any action,
suit or other proceeding in respect
of any of the Deposited Securities
or in respect of the Receipts on
behalf of Owners or holders or
any other persons.  The
Depositary shall not be liable for
any action or nonaction by it in
reliance upon the advice of or
information from legal counsel,
accountants or any other persons
believed by it in good faith to be
competent to give such advice or
information.
       The Depositary, subject to
Article 14 hereof, may itself
become the owner of and deal in
securities of any class of the
issuer of the Deposited Securities
and in Receipts of this issue.
             12.
                    TERMIN
ATION OF AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
       The Depositary may at
any time terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice
of such termination to the Owners
of all Receipts then outstanding at
their addresses appearing upon the
books of the Depositary, at least
thirty days prior to the date fixed
in such notice for termination.  On
and after such date of termination
the Owner hereof, upon surrender
of this Receipt at the Corporate
Trust Office of the Depositary,
will be entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions, and upon payment of
a fee at the rates provided herein
with respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.  The
Depositary may convert any
dividends received by it in cash
after the termination date into U.S.
Dollars as herein provided, and
after deducting therefrom the fees
of the Depositary and referred to
herein and any taxes and
governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit
of the Owners of the respective
Receipts.  As to any Receipts not
so surrendered within thirty days
after such date of termination the
Depositary shall thereafter have
no obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may
sell any remaining Deposited
Securities in such manner as it
may determine, and may
thereafter hold uninvested the net
proceeds of any such sale or sales
together with any dividends
received prior to such sale or the
U.S. Dollars received on
conversion thereof, unsegregated
and without liability for any
interest thereon, for the pro rata
benefit of the Owners of the
Receipts that have not theretofore
been surrendered for cancellation,
such Owners thereupon becoming
general creditors of the Depositary
with respect to such net proceeds.
 After making such sale, or if no
such sale can be made after the
expiration of one year from such
date of termination, the
Depositary shall be discharged
from all obligations whatsoever to
the holders and Owners of the
Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees, charges and
expenses of the Depositary or of
the Deposited Securities, in case
no sale can be made, upon
surrender of the Receipts.
             13.
                    CERTAIN
FEES AND CHARGES OF THE
DEPOSITARY.
       The Depositary may
charge any party depositing or
withdrawing Shares, any party
transferring or surrendering
Receipts, any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for
the delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other
property received in respect of
Deposited Securities, iii taxes and
other governmental charges, iv
registration or custodial fees or
charges relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The
Depositarys fees and charges may
differ from those of other
depositaries.  The Depositary
reserves the right to modify,
reduce or increase its fees upon
thirty 30 days notice to the Owner
hereof.  The Depositary will
provide, without charge, a copy of
its latest schedule of fees and
charges to any party requesting it.
       The Depositary may
charge fees for receiving deposits
and issuing Receipts, for
delivering Deposited Securities
against surrendered Receipts, for
transfer of Receipts, for splits or
combinations of Receipts, for
distribution of each cash or other
distribution on Deposited
Securities, for sales or exercise of
rights, or for other services
performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary
will provide, without charge, a
copy of its latest fee schedule to
any party requesting it.
             14.
                    PRERELE
ASE OF RECEIPTS.
       Notwithstanding any other
provision of this Receipt, the
Depositary may execute and
deliver Receipts prior to the
receipt of Shares PreRelease. The
Depositary may deliver Shares
upon the receipt and cancellation
of Receipts which have been
PreReleased, whether or not such
cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased.
 The Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or
Receipts to be remitted, as the
case may be, b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate, c terminable
by the Depositary on not more
than five 5 business days notice,
and d subject to such further
indemnities and credit regulations
as the Depositary deems
appropriate.  The number of
American Depositary Shares
which are outstanding at any time
as a result of PreReleases will not
normally exceed thirty percent
30% of the Shares deposited with
the Depositary; provided,
however, that the Depositary
reserves the right to change or
disregard such limit from time to
time as it deems appropriate.
       The Depositary may retain
for its own account any
compensation received by it in
connection with the foregoing.
             15.
                    COMPLI
ANCE WITH U.S. SECURITIES
LAWS.
       Notwithstanding any terms
of this Receipt to the contrary, the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a
manner which would violate the
United States securities laws
including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as
amended from time to time, under
the Securities Act of 1933.
             16.
                    GOVERN
ING LAW; VENUE OF
ACTIONS; JURY TRIAL
WAIVER.
       This Receipt shall be
interpreted and all rights
hereunder and provisions hereof
shall be governed by the laws of
the State of New York.
       All actions and
proceedings brought by any
Owner or holder of this Receipt
against the Depositary arising out
of or relating to the Shares or
other Deposited Securities, the
American Depositary Shares or
the Receipts, or any transaction
contemplated herein, shall be
litigated only in courts located
within the State of New York.
       EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY APPLICABLE
LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF
OR RELATING TO THE
SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
             17.
                    AMENDM
ENT OF RECEIPTS.
       The form of the Receipts
and the agreement created thereby
may at any time and from time to
time be amended by the
Depositary in any respect which it
may deem necessary or desirable.
Any amendment which shall
prejudice any substantial existing
right of Owners shall not become
effective as to outstanding
Receipts until the expiration of
thirty 30 days after notice of such
amendment shall have been given
to the Owners of outstanding
Receipts; provided, however, that
such thirty 30 days notice shall in
no event be required with respect
to any amendment which shall
impose or increase any taxes or
other governmental charges,
registration fees, cable, telex or
facsimile transmission costs,
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing to
hold such Receipt, to consent and
agree to such amendment and to
be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to
surrender such Receipt and
receive therefor the amount of
Deposited Securities represented
by the American Depositary
Shares evidenced thereby, except
in order to comply with
mandatory provisions of
applicable law.